Exhibit 99.1

Pitney Bowes Announces Early Results of Tender Offers

•	Extension of Early Tender Premium for its 4.625% Notes due 2024, and
•	Increase in the Tender Caps for its 4.700% Notes due 2023 and its 3.875% Notes due 2022

STAMFORD, Conn.—(BUSINESS WIRE)—March 22, 2021—Pitney Bowes Inc. (NYSE: PBI) (the “Company” or “Pitney Bowes”) announced today the early tender results as of 5:00 p.m. New York City time, on March 19, 2021 (the “Early Tender Time”) for its previously announced cash tender offers (collectively, the “Tender Offers,” and each offer to purchase a series of notes individually, a “Tender Offer”) to purchase up to $375,000,000 aggregate principal amount (the “Aggregate Maximum Principal Amount”) of the outstanding notes of the Company as set forth in the table below (collectively, the “Notes”) tendered from each holder (individually, a “Holder,” and collectively, the “Holders”) of the applicable Notes.  Terms used but not defined herein have the meaning ascribed to them in the Offer to Purchase, dated March 8, 2021 (the “Offer to Purchase”).

In addition, Pitney Bowes announced today that it has amended the terms and conditions of the Tender Offers to extend the deadline for receiving the applicable Early Tender Premium (as defined below) with respect to the 4.625% Notes due 2024 (the “4.625% Notes”) as specified in the table below through 11:59 p.m., New York City time, on April 2, 2021, unless extended or earlier terminated by Pitney Bowes (the “Expiration Time”). Accordingly, Holders who validly tender 4.625% Notes at any time prior to the Expiration Time will now receive the applicable Total Consideration (as defined below) set forth in the table below (which includes the applicable Early Tender Premium) for such 4.625% Notes accepted for purchase. Furthermore, Pitney Bowes announced today that it has (i) increased the maximum aggregate principal amount of 4.700% Notes due 2023 (the “4.700% Notes”) that it will accept for purchase from an aggregate principal amount of $125,000,000 of 4.700% Notes to an aggregate principal amount of $180,000,000 of 4.700% Notes and (ii) increased the maximum aggregate principal amount of 3.875% Notes due 2022 (the “3.875% Notes”) that it will accept for purchase from an aggregate principal amount of $25,000,000 of 3.875% Notes to an aggregate principal amount of $80,000,000 of 3.875% Notes. Subject to these amendments to the Tender Offers, the Tender Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase.

The principal amount of each series of Notes that were validly tendered and not validly withdrawn in the Tender Offers as of the Early Tender Time is set forth in the table below:

					As of the Early Tender Time
Series of Notes(3)	CUSIP Number(s)	Aggregate Principal Amount Outstanding	Waterfall Series Tender Cap	Acceptance Priority Level	Principal Amount Tendered	Percent of Outstanding Tendered	Tender Offer Consideration (1)	Early Tender Premium(1)	Total Consideration (1)(2)
4.625% Notes due 2024	724479AJ9	$374,000,000	$225,000,000	1	$106,048,000	28.36%	$1,025.00	$30.00	$1,055.00
4.700% Notes due 2023(3)	724479AN0	$271,000,000	$180,000,000	2	$174,333,000	64.33%	$1,057.50	$30.00	$1,087.50
3.875% Notes due 2022(3)	724479AL4	$148,792,000	$80,000,000	3	$75,919,000	51.02%	$1,015.00	$30.00	$1,045.00

(1)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company.
(2)
Includes the early tender premium set out in the table above for 4.700% Notes and 3.875% Notes validly tendered prior to the Early Tender Time (and not validly withdrawn) and 4.625% Notes validly tendered prior to the Expiration Time (and not validly withdrawn), and, in each case, accepted for purchase by the Company.

(3)
Interest rates included herein represent the respective initial interest rate of each series of Notes subject to the Tender Offers.  Due to credit rating downgrades on each series of Notes since they were originally issued, the 4.700% Notes and the 3.875% Notes currently bear interest at a rate of 5.950% per annum and 5.375% per annum, respectively.  On February 10, 2021, Standard & Poor’s downgraded the Company’s credit rating and the credit rating of its secured and unsecured debt.  As a result of such downgrades, the interest rate payable on the 4.700% Notes will increase from 5.950% per annum to 6.200% per annum on April 1, 2021, and the interest rate on the 3.875% Notes will increase from 5.375% per annum to 5.625% per annum on May 15, 2021.

As previously announced, withdrawal rights for each of the Tender Offers expired at 5:00 p.m., New York City time, on March 19, 2021.  The Company also announces that it has elected to exercise its right to accept for purchase the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time, subject to the Aggregate Maximum Principal Amount, the Acceptance Priority Levels (as defined in the Offer to Purchase), the Waterfall Series Tender Caps (as defined in the Offer to Purchase) and proration as described in the Offer to Purchase.

The Company will accept for purchase all $356,300,000 aggregate principle amount of the Notes validly tendered and not validly withdrawn prior to the Early Tender Time.  The Early Settlement Date (as defined in the Offer to Purchase) for such Notes is expected to be on March 23, 2021.  As previously announced, the consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be the tender offer consideration for the applicable series of Notes set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”).  Holders of Notes that are validly tendered at or prior to the Early Tender Time and accepted for purchase pursuant to the Tender Offers will receive the applicable Tender Offer Consideration plus the early tender premium for the applicable series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”).

MUFG Securities Americas Inc., Goldman Sachs & Co. LLC and Truist Securities, Inc. are serving as the Dealer Managers in connection with the Tender Offers.  Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers.  Persons with questions regarding the Tender Offers should contact MUFG Securities Americas Inc. at (877) 744-4532 (toll-free) or (212) 405-7481 (collect) or by email at DCM-LiabilityManagement@int.sc.mufg.jp; Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 902-5962 (collect); or Truist Securities, Inc. at 404-926-5262 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation by calling (banks and brokers collect) (212) 430-3774 or (all others toll-free) (866) 470-3700 or by email at contact@gbsc-usa.com.

The Company and its affiliates may from time to time, after completion of the Tender Offers, purchase additional Notes or other debt securities in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise, or the Company may redeem the Notes or other debt securities pursuant to their terms.  Any future purchases, exchanges or redemptions may be on the same terms or on terms that are more or less favorable to Holders of Notes than the terms of the Tender Offers.  Any future purchases, exchanges or redemptions by the Company and its affiliates will depend on various factors existing at that time.  There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company and its affiliates may choose to pursue in the future.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  The Tender Offers are being made solely by means of the Offer to Purchase.  The Tender Offers are void in all jurisdictions where they are prohibited.  In those jurisdictions where the securities, blue sky or other laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global technology company providing commerce solutions that power billions of transactions. Clients around the world, including 90 percent of the Fortune 500, rely on the accuracy and precision delivered by Pitney Bowes solutions, analytics, and APIs in the areas of ecommerce fulfillment, shipping and returns; cross-border ecommerce; office mailing and shipping; presort services; and financing. For 100 years, Pitney Bowes has been innovating and delivering technologies that remove the complexity of getting commerce transactions precisely right. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward Looking Statements

This press release includes “forward-looking statements” about the Company’s intention to purchase the Notes in the Offer to Purchase.  Any forward-looking statements contained in this press release may change based on various factors.  These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially.  Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements.  The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company’s filings with the SEC.  Accordingly, you should not place undue reliance on the forward-looking statements contained herein.  All forward-looking statements are further qualified by and should be read in conjunction with the risks and uncertainties described or referred to in Item 1A. under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.  The Company undertakes no obligation to publicly update or revise any forward-looking statements in this press release, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Editorial:
Bill Hughes
Chief Communications Officer
203/351-6785

Financial:
Adam David
VP, Investor Relations
203/351-7175